UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

December 21, 2010

DEERFIELD CAPITAL CORP.

(Exact name of registrant as specified in its charter)

Maryland

(State or other jurisdiction of incorporation)

1-32551	20-2008622
(Commission File Number)	(IRS Employer Identification No.)

6250 North River Road, 12th Floor
Rosemont, IL	60018
(Address of principal	(Zip Code)
executive offices)

Registrant’s telephone number, including area code:

(773) 380-1600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry into a Material Definitive Agreement.

Merger Agreement

On December 21, 2010, Deerfield Capital Corp. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Commercial Industrial Finance Corp., a Delaware corporation (“CIFC”), CIFC Parent Holdings LLC, a Delaware limited liability company and the sole stockholder of CIFC (“CIFC Parent”), Bulls I Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of the Company (“First MergerSub”) and Bulls II Acquisition LLC, a Delaware limited liability company and direct wholly-owned subsidiary of the Company (“Second MergerSub”).  Pursuant to the Merger Agreement, First MergerSub will merge with and into CIFC (the “First Step Merger”), with CIFC continuing as the surviving corporation (the “Intermediate Surviving Entity”), followed by a merger of the Intermediate Surviving Entity with and into Second MergerSub (the “Second Step Merger” and, together with the First Step Merger, the “Merger”), with Second MergerSub continuing as the surviving entity (the “Final Surviving Entity”).  Following the Merger, the Final Surviving Entity will be a wholly-owned subsidiary of the Company.  As consideration for the Merger, CIFC Parent will receive (i) 9,090,909 shares (the “Stock Consideration”) of newly-issued common stock of the Company, par value $0.001 per share (the “Common Stock”), (ii) payments totaling $7,500,000 in cash payable in three equal installments of $2,500,000 (subject to certain adjustments) on the closing date of the Merger (the “Closing Date”) and on the first and second anniversaries of the Closing Date, and (iii) the first $15,000,000 of incentive fees received by the Company from collateralized loan obligations (“CLOs”) currently managed by CIFC and 50% of any such additional incentive fees received by the Company over the next ten years.

The Merger Agreement contains customary representations and warranties by CIFC, limited representations and warranties by CIFC Parent with respect to CIFC and customary representations and warranties by the Company.  The Merger Agreement also contains customary covenants of CIFC and the Company, including with respect to the operation of their respective businesses between the date of the Merger Agreement and the Closing Date. The Merger Agreement also provides that the Company and CIFC are subject to customary “no shop” restrictions on their ability to solicit alternative acquisition proposals from third parties and to provide information to, and engage in discussions with, third parties regarding alternative acquisition proposals.  However, prior to approval of the Merger by the Company’s stockholders, the no-shop provision is subject to a customary “fiduciary-out” provision which allows the Company under certain circumstances to provide information to and participate in discussions with third parties with respect to unsolicited bona fide alternative acquisition proposals that the board of directors of the Company (acting through a special committee) (the “Board”) determines in good faith, after receiving advice from its outside legal and financial advisors, constitutes or would reasonably be expected to lead to a superior proposal.

Subject to certain “fiduciary-out” provisions described in this paragraph, the Board is obligated to recommend that the Company’s stockholders adopt the Merger Agreement.  The Board may make a change in its recommendation with respect to the transactions contemplated by the Merger Agreement and/or terminate the Merger Agreement and enter into a definitive agreement with respect to such superior proposal prior to the approval of the Merger by the Company stockholders if (i) the Board concludes in good faith, after receiving advice from its outside legal and financial advisors that an unsolicited bona fide alternative proposal constitutes a superior proposal and (ii) the Board determines in good faith, after receiving advice from its outside legal advisors, that not taking such action would be inconsistent with its directors duties under applicable law, provided that the Company complies with certain notice procedures and pays certain termination fees, as applicable.

The closing of the transactions contemplated by the Merger Agreement (the “Closing”) is subject to several conditions, including the approval by the Company’s stockholders holding a majority of all the issued and outstanding shares of Common Stock of (i) the Merger Agreement and transactions contemplated therein, including issuance of the Stock Consideration, (ii) the Stockholders Agreement (as defined below) and transactions contemplated therein and (iii) the Charter Amendment (as defined below) (collectively the “Submitted Proposals”).  Additional closing conditions include (i) the absence of certain governmental constraints, (ii) the absence of a material adverse effect on the business of CIFC or the Company, (iii) the procurement of certain consents by CIFC and the Company, respectively (iv), subject to certain materiality exceptions, the accuracy of the representations and warranties made by CIFC and the Company, respectively, and compliance by CIFC and the Company with their respective obligations under the Merger Agreement, and (v) other customary conditions.

The Merger Agreement contains certain termination rights for CIFC and the Company, including the right to terminate the Merger Agreement if the Merger has not closed by May 31, 2010.  The Merger Agreement also provides that upon the termination of the Merger Agreement under specified circumstances, the Company will be required to pay to CIFC a termination fee in the amount of $3,000,000, plus any reasonable and documented out-of-pocket legal fees and expenses incurred by CIFC to enforce payment of such termination fee.  At the Closing, the Company will pay the reasonable and documented out-of-pocket costs and expenses incurred by CIFC, CIFC Parent and Bounty (as defined below) in connection with the Merger Agreement and the transactions contemplated by the Merger Agreement.

Generally, the representations and warranties do not survive after the Closing Date; provided, however, that certain fundamental and tax representations and warranties survive until the expiration of the applicable statute of limitations period (as set forth in the Merger Agreement) for CIFC Parent or the Company, respectively.  The Merger Agreement contains customary indemnification provisions for the benefit of the parties with respect to breaches by the parties of the terms of the Merger Agreement.  The parties’ indemnification obligations with respect to breaches of representations, warranties and covenants, other than breaches of representations and warranties relating to tax matters, are capped at $50,000,000.

The Merger Agreement contains certain post-closing obligations of the Company, including that (i) within ten business days following the Closing Date, the Company will appoint Peter Gleysteen, currently the Chief Executive Officer of CIFC, as the Chief Executive Officer of the Company and (ii) the headquarters of the Company will be relocated to the current CIFC headquarters in New York, New York.

Voting Agreement

In connection with the Merger Agreement and the transactions contemplated thereby, Bounty and CIFC entered into a Voting Agreement on December 21, 2010 (the “Voting Agreement”).  Pursuant to the Voting Agreement, at any meeting of the stockholders of the Company, or in connection with any written consent of the stockholders of the Company, Bounty must vote up to 39% of the issued and outstanding capital stock of the Company in favor of the Submitted Proposals and against any alternative proposals regarding the sale of the Company or actions expected to prevent the fulfillment of any of the conditions to the Company or any of Bounty’s obligations under the Merger Agreement. The Voting Agreement terminates upon the earlier of (i) the valid termination of the Merger Agreement, or (ii) the effective time of the First Step Merger.

Form of Amended and Restated Stockholders Agreement

On the Closing Date, the Company, CIFC Parent and Bounty Investments, LLC (“Bounty” and, together with CIFC Parent, the “Investors” and each individually, an “Investor”) will enter into an Amended and Restated Stockholders Agreement substantially in the form attached as Exhibit A to the Merger Agreement (the “Stockholders Agreement”).  The Stockholders Agreement provides that the size of the Board will be increased by two directors so that the Board will consist of eleven directors, comprised of (i) three directors designated by each of Bounty and CIFC Parent, (ii) three directors nominated by the nominating committee of the board of directors of the Company and who must qualify as independent directors pursuant to the Company’s corporate governance guidelines and applicable NASDAQ rules and must also be independent from Bounty and CIFC Parent under applicable state law, (iii) one director being the Company’s then-serving chief executive officer, who will be Mr. Peter Gleysteen following completion of the Merger and (iv) Jonathan Trutter, who is the current chief executive officer of the Company, provided that any director replacing Mr. Trutter as a director will have to be nominated by the nominating committee of the board of directors and meet the same independence standards as the other independent directors of the Company.

So long as an Investor owns at least 25% of the outstanding Common Stock (calculated as if all outstanding Senior Subordinated Convertible Notes due December 9, 2017 (the “Convertible Notes”) which are convertible into shares of Common Stock (the “Conversion Shares”)  have been converted into Common Stock), such Investor will have the right to designate three directors to the Board.  So long as an Investor owns at least 15% and 5% of the outstanding Common Stock (assuming conversion of the Convertible Notes), such Investor will have the right to designate two directors and one director, respectively.  If any Investor owns less than the minimum percentage necessary for the designation of directors as set forth above as a result of dilution of the Common Stock (other than dilution resulting from new issuances of equity interests or securities for which each Investor has certain preemptive rights), the Company must provide such Investor the opportunity to purchase an amount of Common Stock to cure such deficiency.

Each Investor will also have the right to designate one observer to attend, but not vote at, all meetings of the Board and each committee of the Board so long as such Investor owns Investor Shares representing at least 15% of the outstanding Common Stock (assuming conversion of the Convertible Notes).

The Board will establish and maintain (i) a compensation committee, which will include at least one independent director; (ii) a nominating committee consisting of three directors, comprised of one director designated by each Investor that has the right to designate at least two directors to the Board and an independent director approved by a majority of the Board; and (iii) to the extent required by applicable law, an audit committee consisting of at least three members comprised entirely of independent directors.  The strategic committee of the Board will be dissolved upon consummation of the transactions contemplated by the Merger.

The majority voting provision in the Company’s by-laws will be removed, and except as otherwise agreed to in writing by each Investor that beneficially owns Investor Shares representing at least 20% of the outstanding Common Stock (assuming conversion of the Convertible Notes), or as required by law, each directorship will be elected by plurality vote.

For so long as any Investor owns at least 5% of the outstanding Common Stock (assuming conversion of the Convertible Notes), if the Company proposes to issue any securities (subject to specified exceptions), including shares of Common Stock, other capital stock or convertible securities, then the Investors will have the right to purchase in such issuance the number of securities up to its current ownership percentage of the Company at the same purchase price as the Company’s proposed issuance to other purchasers.

The Investors will form a “group” holding over 50% of the outstanding Common Stock of the Company thereby allowing the Company to elect to become a “controlled company” as defined by Rule 5615(c) of the NASDAQ Marketplace Rules.  The Stockholders Agreement requires the Company to elect to be a “controlled company” for so long as the Investors hold over 50% of the outstanding Common Stock and satisfy the “group” requirements.  Each Investor is also required take all action necessary for the Company to be treated as a “controlled-company” and make all necessary filings and disclosures associated therewith.

Each Investor will have a veto with respect to the following actions until the earlier of (a) three years from the date of the Stockholders Agreement, (b) the date on which the Investors, collectively, own less than 35% of the outstanding Common Stock (assuming conversion of the Convertible Notes) and (c) the date on which such Investor owns less than 20% of the outstanding Common Stock (assuming conversion of the Convertible Notes): (i) the acquisition or disposal of any corporation, entity, division or other business concern having a value in excess of $10,000,000 in a single transaction or series of related transactions; (ii) the dissolution, liquidation, reorganization or recapitalization or bankruptcy of the Company; (iii) the replacement of Peter Gleysteen, or any successor thereto, as the chief executive officer of the Company; (iv) the maintenance of the Company’s headquarters outside of New York, New York; (v) the issuance of common stock, equity interests or convertible securities of the Company in a registration under the Securities Act of 1933, as amended (subject to certain exceptions); and (vi) the incurrence, assumption or guarantee of any indebtedness for borrowed money, except for (A) indebtedness incurred in the ordinary course of business not in excess of $20,000,000 in the aggregate, and (B) repurchase obligations pursuant to the Company’s investments in residential mortgage-backed securities, provided that such repurchase obligations do not exceed $275,000,000 or such other amount as is established by the Board from time to time.

The CIFC CLO management agreements require that CIFC, or an affiliate of CIFC, at all times maintain a minimum ownership of securities and notes issued by the related CLO issuers.  A breach of the foregoing minimum ownership requirement would allow a CLO issuer to remove CIFC as the manager from the corresponding CLO management agreement.  Currently, CIFC Parent, as an affiliate of CIFC, owns such securities and notes thereby satisfying the minimum ownership requirement.  The CIFC CLO issued securities owned by CIFC Parent will not be transferred to the Company as part of the Merger.  As a result, in order to support the Company’s compliance with the foregoing requirements under CIFC CLO management agreement following Closing, for so long as the minimum ownership requirements in the CIFC CLO management agreements remain in effect, CIFC Parent has agreed to not transfer any securities or notes of the related CIFC CLO issuers to any person other than the Company or one of its subsidiaries, and has agreed to, , among other things, use commercially reasonable efforts to remain an affiliate of the Company.

The Stockholders Agreement contains a standstill provision which caps both Investors’ aggregate beneficial ownership of Common Stock and other voting securities at 80%, and their individual beneficial ownerships at an amount that is 2% above each of their percentage beneficial ownerships at Closing.  Subject to certain exceptions, the Investors may not acquire Common Stock and other voting securities that would result in their ownership of Common Stock and other voting securities above the applicable caps. Subject to the aggregate 80% cap, the Investors may transfer shares of Common Stock among themselves. Certain exceptions allowing the Investors to acquire Common Stock and other voting securities include acquisitions consented to by a majority of the independent directors of the Company. The standstill provisions will remain in effect in respect of an Investor until the earliest to occur of (i) entry by the Company into a definitive agreement providing for a change of control transaction, and (ii) the date that such Investor owns less than 5% of the outstanding Common Stock.

Each Investor is granted a right of first refusal in the event that any Investor entertains a bona fide offer from any third party to purchase all or any portion of the Convertible Notes held by such Investor.  Following receipt of the bona fide offer from the third party, the Investor must offer to sell such number of Convertible Notes to the other Investor on the same terms and conditions and at the same price offered to such third party.

Each Investor is also granted a right of first offer in the event that the other Investor proposes to transfer all or any portion of the shares of Common Stock held by such Investor.  In such case, the transferring Investor must first offer to transfer such shares to the other Investor; however, in no event will an Investor be required to offer its shares of Common Stock to the other Investor if such offered shares (together with all shares transferred by such Investor in the preceding twelve month period) constitute less than the lesser of (i) 4.99% of the outstanding Common Stock, and (ii) 10% of the shares of Common Stock held by such Investor immediately prior to such transfer.

For so long as any Investor owns at least 5% of the outstanding Common Stock, and for twelve months thereafter, unless unanimously approved by the Board, such Investor and its affiliates may not, directly or indirectly (i) solicit for employment or hire any employee of the Company or any of its affiliates (subject to certain exceptions); or (ii) solicit or induce on behalf of any person other than the Company or any of its subsidiaries, any person or entity that is, or was during the one year period prior to such solicitation, a Company investor, Company client, advisor or collateral manager to a Company investor or Company client, to terminate or adversely modify its relationship with the Company or any of its subsidiaries or to use the investment management services provided by a person other than the Company or any of its subsidiaries.

The Stockholders Agreement will continue in effect until the earlier of (i) termination by written agreement of the Company and each Investor holding at least 20% of the outstanding Common Stock, and (ii) as to any Investor, such time as such Investor holds less than 5% of the outstanding Common Stock (after giving effect to any cure purchase).

Form of Charter Amendment

In connection with the Merger Agreement and the transactions contemplated thereby, the Company will file Articles of Amendment, substantially in the from attached as Exhibit F to the Merger Agreement, to amend the Company’s charter (the “Charter Amendment”), such that, among other things the Board will cease to be classified and the Company will be prohibited from creating a classified Board.

Form of Amended and Restated Registration Rights Agreement

On the Closing Date, the Company, CIFC Parent and Bounty will enter into an Amended and Restated Registration Rights Agreement substantially in the form attached as Exhibit B to the Merger Agreement (the “Registration Rights Agreement”), pursuant to which the Company will grant registration rights to CIFC Parent and Bounty with regard to the shares of Common Stock held by each Investor, including, but not limited to, the Stock Consideration and the Conversion Shares.  Under the Registration Rights Agreement, CIFC Parent and Bounty will have two demand registration rights each and unlimited piggyback rights, subject to customary underwriter cutbacks and issuer blackout periods. The Company will pay all fees and expenses relating to the registration of the Common Stock pursuant to the Registration Rights Agreement.

Form of Management Agreements

On the Closing Date, the Company will enter into a Management Agreement with CIFC Parent substantially in the form attached as Exhibit C-1 to the Merger Agreement (the “CIFC Parent Management Agreement”) and a Management Agreement with Bounty substantially in the form attached hereto as Exhibit C-2 to the Merger Agreement (the “Bounty Management Agreement, and together with the CIFC Parent Management Agreement, the “Management Agreements”).  Pursuant to the Management Agreements the Company is to provide support and assistance to each of Bounty and CIFC Parent in the form of certain administrative and support services related to the business and operations of each of Bounty and CIFC Parent.  In connection with each of the Management Agreements, the Company will receive an annual management fee equal to (i) $50,000 plus (ii) $15,000 for each issuer of collateralized loan obligations in which CIFC Parent or Bounty hold securities during such annual period (pro rated as applicable).  CIFC Parent and Bounty will also reimburse the Company for reasonable documented out-of-pocket expenses (subject to certain caps) in connection with the performance of the services during the terms of the Management Agreements.

The Management Agreements may be terminated (i) upon mutual written consent of the Company and either Bounty or CIFC Parent, as applicable; (ii) by CIFC Parent or Bounty, as applicable, upon thirty days written notice to the Company; (iii) by the Company on or after May 31, 2012 upon 180 days prior written notice to CIFC Parent or Bounty, as applicable; (iv) by the non-defaulting party upon written notice to the defaulting party in the event of an uncured material or repeated default by the defaulting party; (v) upon written notice by the unaffected party to the affected party in the event of (a) the liquidation or insolvency of the affected party, (b) the appointment of a receiver or similar officer for the affected party, (c) an assignment by the affected party for the benefit of all or substantially all of its creditors, (d) entry by the affected party into an agreement for the composition, extension, or readjustment of all or substantially all of its obligations, or (e) the filing of a meritorious petition in bankruptcy by or against the affected party under any bankruptcy or debtors’ law for its relief or reorganization; or (vi) upon written notice by the Company to CIFC Parent or Bounty, as applicable, for failure to pay undisputed amounts when due.

Form of Put/Call Agreement

In connection with the Merger Agreement and the transactions contemplated thereby, the Company will enter into a Put/Call Agreement substantially in the form attached as Exhibit E to the Merger Agreement (the “Put/Call Agreement”).  Pursuant to the Put/Call Agreement, CIFC Parent will receive payments in respect of certain management agreement incentive fees payable by the Company to CIFC Parent after the tenth anniversary of the Closing Date (the “Put/Call Date”).  On the Put/Call Date the Company will pay to CIFC Parent a lump sum amount equal to the amount which CIFC Parent would have been entitled to pursuant to the Merger Agreement if the Company, the Final Surviving Entity, or any of their respective subsidiaries or affiliates, had received an amount equal to the present value of such unpaid future incentive fees (calculated based on the Applicable Discount Rate, as defined in the Put/Call Agreement) prior to the Put/Call Date. All such payments are to be deemed to be “Contingent Cash Consideration” as defined in the Merger Agreement.

Form of Management Equity Incentive Plan

On or prior to the Closing Date the Company will adopt the Deerfield Capital Corp. 2010 Stock Option and Incentive Plan substantially in the form attached As Exhibit D to the Merger Agreement (the “Stock Option Plan”).  The Stock Option Plan will become effective following approval by the Company’s stockholders.  The purpose of the Stock Option Plan is to attract, retain and motivate the Company’s service providers by providing them with either a proprietary interest in the Company’s long-term success or compensation based on their performance.

The Stock Option Plan provides for grants of nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock, unrestricted stock, restricted stock units, cash awards, performance share awards and dividend equivalent rights (collectively, the “Awards”).  Full and part-time employees, officers, directors and other key persons and entities providing services to the Company and its subsidiaries are eligible for Awards.

The number of shares of Common Stock reserved for issuance under the Stock Option Plan is equal to 12.5% of the outstanding shares of Common Stock.  In the event that any outstanding Award is forfeited, canceled, held back upon exercise or settlement to cover the exercise price or tax withholding, reacquired by the Company prior to vesting, satisfied without the issuance of Common Stock or otherwise terminated, the shares allocable to such Award, to the extent of such termination, will again be available for issuance.

The Stock Option Plan is administered by the Company Board or a committee performing the functions of the Company’s compensation committee.  The administrator is empowered to select the individuals and entities to whom Awards will be granted.  Awards will be evidenced by individual Award certificates setting forth the terms and conditions of each Award, as determined by the administrator and subject to the terms of the Stock Option Plan.

The Merger Agreement, the form of Stockholders Agreement, the form of Articles of Amendment of the Company, the form of Registration Rights Agreement, the form of Charter Amendment, the form of Management Agreement with CIFC Parent, the form of Management Agreement with Bounty, the form of Put/Call Agreement and the Stock Option Plan are incorporated herein by reference as Exhibits 2.1, 10.1, 10.2, 10.3, 10.4, 10.5, 10.6 and 10.7, respectively.  The foregoing description of each such agreement is qualified in its entirety by reference to the actual agreement.

Important Additional Information

The Merger Agreement, the form of Stockholders Agreement, the form of Registration Rights Agreement, the form of Charter Amendment, the form of Management Agreements, the form of Put/Call Agreement and the Stock Option Plan have been included to provide stockholders with information regarding their terms, but are not intended to provide any other factual information about the Company or the other parties thereto.  The representation, warranties and covenants contained in the Merger Agreement, the form of Stockholders Agreement, the form of Registration Rights Agreement, the form of Management Agreements, the form of Put/Call Agreement and the Stock Option Plan were made solely for the purposes of such agreements and as of specific dates, were solely for the benefit of the parties to those agreements, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties thereto instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to stockholders.  Stockholders are not third-party beneficiaries under the Merger Agreement, the form of Stockholders Agreement, the form of Registration Rights Agreement, the form of Management Agreements, the form of Put/Call Agreement and the Stock Option Plan and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or the other parties thereto.

The Company intends to file with the Securities and Exchange Commission (the “SEC”) a proxy statement and other relevant materials in connection with seeking stockholder approval of the Merger Agreement, and the transactions contemplated thereby (including the Merger, the issuance of the Stock Consideration and the Cash Consideration).  When finalized, the proxy statement will be mailed to the stockholders of the Company.  Before making any voting decision with respect to the Merger Agreement and the transactions contemplated thereby (including the Merger, the issuance of the Stock Consideration and the Cash Consideration), stockholders of the Company are urged to carefully read the proxy statement and the other relevant materials when they become available, because they will contain important information about the proposed transactions.  The proxy statement and other relevant materials (when they become available), and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov.  In addition, investors and stockholders of the Company may obtain free copies of the proxy statement (when available) and other documents filed by the Company with the SEC from the Company’s website at www.dtc.deerfield.com.

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the Merger

Agreement (including the Merger, the issuance of the Stock Consideration and the Cash Consideration).  Additional information regarding the interests of participants in the solicitation of proxies in connection with the Merger Agreement and the transactions contemplated thereby will be included in the proxy statement that the Company intends to file with the SEC.  Stockholders may obtain additional information regarding the direct and indirect interests of the Company and its directors and executive officers with respect to the transactions by reading the proxy statement once it is available and the other filings referred to above.

Item 3.02               Unregistered Sales of Equity Securities.

The descriptions of the Merger Agreement with respect to the issuance of the Stock Consideration under Item 1.01 above are incorporated herein by reference.

Item 8.01.                                          Other Items

On December 21, the Company issued a press release, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits.

(d)           Exhibits

The following Exhibits are filed with this Current Report on Form 8-K:

2.1

Agreement and Plan of Merger, dated as of December 21, 2010, by and among Deerfield Capital Corp., Bulls I Acquisition Corporation, Bulls II Acquisition LLC, Commercial Industrial Finance Corp. and CIFC Parent Holdings LLC.

10.1	Form of Amended and Restated Stockholders Agreement by and among Deerfield Capital Corp., CIFC Parent Holdings LLC and Bounty Investments, LLC.

10.2	Form of Articles of Amendment of Deerfield Capital Corp.

10.3	Form of Amended and Restated Registration Rights Agreement by and among Deerfield Capital Corp., CIFC Parent Holdings LLC, and Bounty Investments, LLC.

10.4	Form of Management Agreement by and between Deerfield Capital Corp. and CIFC Parent Holdings LLC.

10.5	Form of Management Agreement by and between Deerfield Capital Corp. and Bounty Investments, LLC.

10.6	Form of Put/Call Agreement by and between Deerfield Capital Corp. and CIFC Parent Holdings LLC.

10.7	Form of Management Equity Incentive Plan.

99.1	Press Release issued by Deerfield Capital Corp. on December 21, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

DEERFIELD CAPITAL CORP.

Date: December 22 2010	By:	/s/ Robert A. Contreras
		Name:	Robert A. Contreras
		Title:	Senior Vice President, General
Counsel and Secretary

EXHIBIT INDEX

Exhibit

2.1

Agreement and Plan of Merger, dated as of December 21, 2010, by and among Deerfield Capital Corp., Bulls I Acquisition Corporation, Bulls II Acquisition LLC, Commercial Industrial Finance Corp. and CIFC Parent Holdings LLC.

10.1	Form of Amended and Restated Stockholders Agreement by and among Deerfield Capital Corp., CIFC Parent Holdings LLC and Bounty Investments, LLC.

10.2	Form of Articles of Amendment of Deerfield Capital Corp.

10.3	Form of Amended and Restated Registration Rights Agreement by and among Deerfield Capital Corp., CIFC Parent Holdings LLC, and Bounty Investments, LLC.

10.4	Form of Management Agreement by and between Deerfield Capital Corp. and CIFC Parent Holdings LLC.

10.5	Form of Management Agreement by and between Deerfield Capital Corp. and Bounty Investments, LLC.

10.6	Form of Put/Call Agreement by and between Deerfield Capital Corp. and CIFC Parent Holdings LLC.

10.7	Form of Management Equity Incentive Plan.

99.1	Press Release issued by Deerfield Capital Corp. on December 21, 2010.